American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-136056
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		20
(To Prospectus dated July 26, 2006 and Prospectus Supplement dated November 26, 2007)
The date of this Pricing Supplement is			August 25, 2008
Trade Date:	09/02/08		Issue Date:	08/25/08

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EQE7	7.750%	09/15/2010	SEMI-ANNUAL	03/15/2009	No	N/A
02639EQF4	8.100%	09/15/2011	SEMI-ANNUAL	03/15/2009	No	N/A
02639EQG2	8.850%	09/15/2013	SEMI-ANNUAL	03/15/2009	Yes	Redeemable at our option at 100.000% in whole or from time to time in part on 09/15/2009 and every interest payment date thereafter.
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
02639EQE7	100.000%	0.400%	YES	No	N/A
02639EQF4	100.000%	0.625%	YES	No	N/A
02639EQG2	100.000%	1.000%	YES	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

Effective March 3, 2008, Incapital, LLC has replaced LaSalle Financial Services, Inc. as purchasing agent and agent under American General Finance Corporation's IncomeNotes program.  Consequently, all references to "LaSalle Financial Services, Inc." in the above-referenced Prospectus Supplement and Prospectus are amended to read "Incapital, LLC."